Exhibit 99.1

BRT REALTY TRUST REPORTS

THIRD QUARTER RESULTS

FOR JUNE 30, 2016

– Reports Net Income of $0.39 per Diluted Share –

– FFO per Share Increases by 11% to $0.10 per Diluted Share –

– Completes $164.2 Million of Transactions –

Great Neck, New York – August 9, 2016 – BRT REALTY TRUST (NYSE:BRT) today announced operating results for the three months ended June 30, 2016.

“Our multi-family portfolio continues to evolve as we position it for optimal growth. During the quarter, we completed over $164 million of transactions by realizing gains from the sale of the multi-family properties and replacing them with properties we believe will enhance earnings and NAV growth over time,” stated Jeffery A. Gould, President and Chief Executive Officer. “We are well positioned to create additional value for our shareholders as we accretively add to our growing multi-family portfolio through our active pipeline and extensive partner and relationship network.”

Financial Results:

Net income attributable to common shareholders was $5.5 million, or $0.39 per diluted share, for the current three months, compared to a net loss of $2.6 million, or $0.18 per diluted share, for the corresponding prior year period. The results for the 2015 period include a net loss of $700,000, or $0.05 per diluted share, net of $1.0 million of non-controlling interests, related to the discontinued operations of the Newark Joint Venture.

Funds from Operations, or FFO, for the current quarter was $1.4 million, or $0.10 per diluted share, compared to $1.3 million, or $0.09 per diluted share, in the corresponding period of the prior year. Adjusted Funds from Operations, or AFFO, for the current quarter was $1.8 million, or $0.14 per diluted share, compared to $1.7 million, or $0.13 per diluted share, in the corresponding period of the prior year. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

Operating Results:

As of the end of the third quarter, BRT owned 8,973 units at 31 multi-family properties, a significant portion of which are located in the Sunbelt growth market. Total occupancy at the end of the quarter was 93.5%; notably, our Houston properties continue to show strength in light of a challenging energy market backdrop. Consistent with our broader portfolio, occupancy at our Houston assets at the end of the quarter was 93%. We believe the performance of our Houston properties is indicative of the BRT’s conservative and thorough underwriting and management capabilities.

Rental and other revenues from real estate properties for the three months ended June 30, 2016 increased 14.1% to $22.6 million from $19.8 million from quarter ended June 30, 2015. Approximately $7.1 million of the increase is due to rental revenue from 10 multi-family properties acquired during the twelve months ended June 30, 2016, $825,000 from the Southridge, SC property which is in lease up and $483,000 from same store operations (i.e., stabilized properties owned during both of the three months ended June 30, 2016 and 2015). The increase was offset by the $5.6 million reduction in rental revenue from eight properties sold during the twelve months ended June 30, 2016.

Other income increased by $596,000 due to the recognition of interest income on the mortgage secured by properties owned by the Newark Joint Venture, of which the Trust, until February 2016, was a partner. Prior to the Trust’s sale of its interest in the Newark Joint Venture, this interest income had been eliminated in consolidation.

Total expenses for the quarter ended June 30, 2016 were $26.6 million compared to $21.6 million for the quarter ended June 30, 2015. Primarily contributing to the change were increases in property acquisition costs, real estate operating expenses, interest expense and depreciation related to the 10 multi-family properties acquired during the twelve months ended June 30, 2016, offset by the $5.8 million reduction in such expenses resulting from the property sales during such period.

Acquisitions and Dispositions:

BRT actively manages its multi-family holdings: it purchases assets that will enhance growth in earnings and net asset value and complement its geographic footprint; and sells assets when a sale is in BRT’s best interest. During the quarter, BRT completed six transactions totaling approximately $164 million which are detailed below.

Acquisitions

On May 6, 2016, BRT acquired a 288 multi-family property located in San Antonio, Texas for $35.1 million, including $26.4 million of mortgage debt.

On May 11, 2016, BRT acquired a 494 unit multi-family property located in Dallas, TX for $37.0 million, including $27.9 million of mortgage debt.

On May 31, 2016, BRT acquired a 204 unit multi-family property located in Columbia, SC for $17.0 million, including $12.9 million of mortgage debt.

These acquisitions were completed through joint ventures in which BRT has equity interests ranging from 50% to 80%.

Dispositions

During the three months ended June 30, 2016, BRT recognized an aggregate gain of $10.6 million on the sale of two multi-family properties and the interest in a joint venture that owned a multi-family property. The non-controlling partner’s share of such gain was $2.3 million. Details on the dispostions follow.

On April 6, 2016, BRT sold a 300 unit multi-family property located in Pooler, Georgia for $38.5 million and recognized a $5.7 million gain, of which $1.4 million was allocated to the non-controlling partner.

On June 1, 2016, BRT sold a 324 unit multi-family property located in Colliersville, TN for $34.3 million and recognized a $4.6 million gain, of which $900,000 was allocated to the non-controlling partner.

On June 6, 2016, BRT sold its interest in a 127 unit multi-family property located in Little Rock, AK for $2.3 million and recognized a $386,000 gain.

Balance Sheet:

At June 30, 2016, BRT had $37.7 million of cash and cash equivalents, total assets of $788.1 million, total debt of $581.1 million and total BRT shareholders’ equity of $148.8 million. At June 30, 2016, BRT’s share of total consolidated debt, after eliminating its joint venture partners’ share of such debt, was $423.1 million.

At August 4, 2016, BRT had approximately $37.4 million of cash and cash equivalents.

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Capital Markets Activities

During the quarter, BRT purchased 66,554 of its shares of beneficial interest at an average market price of $7.11 for a total of $474,000.

Asset Held for Sale and Subsequent Event:

On June 14, 2016, BRT announced that it had entered into a contract to sell a 350 unit multi-family property in Atlanta, Georgia for approximately $37 million. Completion of the sale is subject to customary closing conditions and is conditioned upon the lender’s approval of the assumption of the existing debt by the purchaser. It is anticipated the sale will be completed in the fourth quarter of fiscal 2016. BRT estimates that it will recognize an $8.0 million gain on the sale, of which approximately $4.0 million will be allocated to the non-controlling partner.

In July 2016, BRT entered into a contract to sell a 496 unit multi-family property in Wichita, Kansas for approximately $30.0 million. Completion of the sale is subject to customary closing conditions and it is anticipated the sale will be completed in the fourth quarter of fiscal 2016. BRT estimates that it will recognize a $7.7 million gain on the sale (after giving effect to a $1.9 million mortgage prepayment charge), of which $2.9 million will be allocated to the non-controlling partner.

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds From Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. BRT computes AFFO by adjusting FFO for straight-line rent accruals, restricted stock expense and deferred mortgage costs (including its share of its unconsolidated joint ventures).

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements.

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Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management is careful to examine GAAP measures such as net income (loss) and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income (loss) to FFO and AFFO.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2015.

Additional Information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties, and owns, operates and develops other commercial and mixed use real estate assets. Interested parties are urged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2016 for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtrealty.com.

Contact: Investor Relations – (516) 466-3100

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

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BRT REALTY TRUST AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	June 30,	September 30,
	2016	2015

ASSETS:
Real estate properties, net of accumulated depreciation	$668,985	$591,727
Real estate loan	19,500	-
Cash and cash equivalents	37,727	15,556
Restricted cash	6,397	6,518
Other assets	28,492	24,991
Assets of discontinued operations	-	173,228
Real estate asset held for sale	27,020	23,859
Total Assets	$788,121	$835,879

LIABILITIES AND EQUITY
Mortgages payable	$516,617	$456,064
Junior subordinated notes	37,400	37,400
Accounts payable and accrued liabilities	15,919	14,780
Liabilities of discontinued operations	-	148,213
Mortgage payable held for sale	27,130	19,248
Total Liabilities	597,066	675,705

Total BRT Realty Trust shareholders' equity	148,799	122,655
Non-controlling interest	42,256	37,519
Total Equity	191,055	160,174
Total Liabilities and Equity	$788,121	$835,879

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BRT REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Rental and other revenues from real estate properties	$22,637	$19,778	$66,866	$57,375
Other income	608	12	2,641	64
Total revenues	23,245	19,790	69,507	57,439

Expenses:
Real estate operating expenses	10,944	10,022	32,052	28,602
Interest expense	6,014	4,855	17,594	14,354
Advisor's fee, related party	-	612	693	1,801
Property acquisition costs	1,408	-	2,418	295
General and administrative	2,373	1,654	6,402	5,047
Depreciation	5,871	4,453	16,487	12,655
Total expenses	26,610	21,596	75,646	62,754

Total revenues less total expenses	(3,365)	(1,806)	(6,139)	(5,315)

Gain on sale of real estate	10,263	-	35,098	2,777
Gain on sale of partnership interest	386	-	386	-
Loss on extinguishment of debt	-	-	(2,668)	-
Income (loss) from continuing operations	7,284	(1,806)	26,677	(2,538)
Discontinued operations:
Loss from discontinued operations	-	(1,702)	(2,788)	(4,883)
Gain on sale of partnership interest	-	-	15,467	-
(Loss) income from discontinued operations	-	(1,702)	12,679	(4,883)

Net income (loss)	7,284	(3,508)	39,356	(7,421)
Plus: (net income) loss attributable to non-controlling interests	(1,804)	930	(10,974)	1,597
Net income (loss) attributable to common shareholders	$5,480	$(2,578)	$28,382	$(5,824)

Basic and diluted per share amounts attributable to common shareholders:
Income(loss) from continuing operations	0.39	(0.13)	1.00	(0.29)
Loss (income) from discontinued operations	-	(0.05)	1.02	(0.12)
Basic and diluted loss per share	$0.39	$(0.18)	$2.02	$(0.41)

Funds from operations - Note 1	$1,362	$1,267	$5,190	$3,527
Funds from operations per common share - diluted - Note 2	$0.10	$0.09	$0.37	$0.33

Adjusted funds from operations - Note 1	$1,830	$1,747	$6,733	$5,059
Adjusted funds from operations per common share - diluted -Note 2	$0.14	$0.13	$0.48	$0.44

Weighted average number of common shares outstanding:
Basic and diluted	13,932,515	14,101,056	14,055,436	14,144,236

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Note 1:
Funds from operations is summarized in the following table:
GAAP Net loss attributable to common shareholders	$5,480	$(2,578)	$28,382	$(5,824)
Add: depreciation of properties	5,871	5,033	17,636	14,299
Add: our share of depreciation in unconsolidated joint ventures	5	5	15	15
Add: amortization of deferred leasing costs	-	16	15	47
Deduct: gain on sale of real estate and partnership interests	(10,649)	-	(50,951)	(2,777)
Adjustments for non-controlling interests	655	(1,209)	10,093	(2,233)

Funds from operations attributable to common shareholders	$1,362	$1,267	$5,190	$3,527

Adjustments for straight line rent accruals	(1)	(117)	(130)	(318)
Add: amortization of restricted stock expense	271	232	689	676
Add: amortization of deferred mortgage costs	248	514	1,416	1,723
Adjustments for non-controlling interests	(50)	(149)	(432)	(549)

Adjusted funds from operations attributable to common shareholders	$1,830	$1,747	$6,733	$5,059

Note 2:
Funds from operations per share is summarized in the following table:
GAAP Net loss attributable to common shareholders	$0.39	$(0.18)	$2.02	$(0.41)
Add: depreciation of properties	0.42	0.36	1.25	1.01
Add: our share of depreciation in unconsolidated joint ventures	-	-	-	-
Add: amortization of deferred leasing costs	-	-	-	-
Deduct: gain on sale of real estate asset	(0.76)	-	(3.62)	(0.20)
Adjustments for non-controlling interests	0.05	(0.09)	0.72	(0.07)

Funds from operations per common share basic and diluted	0.10	0.09	0.37	0.33

Adjustments for straight line rent accruals	-	(0.01)	(0.01)	(0.02)
Add: amortization of restricted stock expense	0.02	0.02	0.05	0.05
Add: amortization of deferred mortgage costs	0.02	0.04	0.10	0.12
Adjustments for non-controlling interests	-	(0.01)	(0.03)	(0.04)

Adjusted funds from operations per common share basic and diluted	$0.14	$0.13	$0.48	$0.44

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